                                                                  EXHIBIT (e)(4)


                             DISTRIBUTION AGREEMENT

     THIS AGREEMENT is made as of this 31st day of March, 1999, by and between Northern Funds, a Massachusetts business trust ("Northern Funds") and Northern Funds Distributors, LLC, a Wisconsin limited liability company (the "Distributor").

                            W I T N E S S E T H :

     WHEREAS, Northern Funds is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and is authorized to issue shares of beneficial interest ("Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Fund and Distributor desire to enter into an agreement pursuant to which Distributor shall be the distributor of the Shares of Northern Funds representing the investment portfolios listed on Schedule A hereto and any additional investment portfolios Northern Funds and Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.       Appointment of the Distributor.

         Northern Funds hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement. Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.

2.       Services as Distributor.

         2.1(a) Distributor will act as agent for the distribution of Shares in accordance with the instructions of Northern Funds' Board of Trustees and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as


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

amended (the "1933 Act"), and will transmit promptly any orders received for the purchase or redemption of Shares either directly to the transfer agent for the Funds or to any qualified broker/dealer for transmittal to said agent.

         2.1(b) Distributor shall use appropriate efforts to solicit orders for the sale of Shares. Distributor, at its own expense, shall finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. In addition, Distributor will provide at least one person, during normal business hours, to respond to telephone questions with respect to the Funds. Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and if it so chooses Distributor will act only on its own behalf as principal. The Distributor shall not be obligated to sell any certain number of Shares of any Fund.

         2.1(c) All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per unit (the "offering price") equal to their net asset value (determined in the manner set forth in Northern Funds' then current prospectuses). The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent.

         2.2 Distributor shall act as distributor of the Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission (the "Commission") or any securities association registered under the 1934 Act. Northern Funds represents that it is registered as an open-end management investment company under the 1940 Act and that it shall comply with all applicable laws, rules and regulations including the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder.

         2.3 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, Northern Funds' officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and Northern Funds shall advise Distributor promptly of such determination.

         2.4 Northern Funds shall take all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by Northern Funds hereunder.

         2.5 Northern Funds shall execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of Northern Funds' officers in connection with the qualification of the Shares for sale in such states as Distributor and Northern Funds may approve, and Northern Funds shall pay all expenses which may be incurred in connection with such qualification. Distributor shall pay all

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expenses connected with its own qualification as a broker under State or
Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by Distributor in connection with the sale by Distributor of Shares as contemplated in this Agreement.

         2.6 Northern Funds shall furnish Distributor from time to time, for use in connection with the sale of Shares, such information with respect to Northern Funds and the Shares as Distributor may reasonably request, and Northern Funds warrants that the statements contained in any such information shall be true and correct. Northern Funds also shall furnish Distributor upon request with: (a) annual audited reports of Northern Funds' books and accounts with respect to each of the Funds, made by independent public accountants regularly retained by Northern Funds, (b) semi-annual reports with respect to each of the Funds prepared by Northern Funds, and (c) from time to time such additional information regarding Northern Funds' financial condition as Distributor may reasonably request.

         2.7 Northern Funds represents to Distributor that all registration statements and prospectuses filed by Northern Funds with the Commission under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) at any time filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been filed with said Commission. Northern Funds represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all statements of fact contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. Northern Funds agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading. If Northern Funds shall not propose an amendment or amendments and/or supplement or supplements within fifteen days after receipt by Northern Funds of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. Northern Funds shall not file any amendment to the registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit Northern Funds' right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as Northern Funds may deem advisable, such right being in all respects absolute and unconditional.

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         2.8(a) Northern Funds authorizes Distributor to use any prospectus, in the form furnished to Distributor from time to time, in connection with the sale of Shares. Northern Funds shall indemnify, defend and hold the Distributor, and each of its present or former directors, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any counsel fees incurred in connection therewith) which Distributor, each of its present and former directors, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, as from time to time amended or supplemented, or an annual or interim report to shareholders, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Northern Funds' obligation to indemnify Distributor and any of the foregoing indemnitees, shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, prospectus, or annual or interim report in reliance upon and in conformity with information furnished to Northern Funds or its counsel by Distributor for the purpose of, and used in, the preparation thereof; and provided further that Northern Funds' agreement to indemnify Distributor and any of the foregoing indemnitees shall not be deemed to cover any liability to Northern Funds or its shareholders to which Distributor would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. Northern Funds' agreement to indemnify the Distributor, and each of its present or former directors, officers, employees, representatives or any controlling person, as the case may be, with respect to any action, is expressly conditioned upon Northern Funds being notified of such action brought against Distributor, or each of its present or former directors, officers, employees, representatives or any such controlling person, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, such notification to be given by letter or by telegram addressed to Northern Funds' Chairman, but the failure so to notify Northern Funds of any such action shall not relieve Northern Funds from any liability which Northern Funds may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of Northern Funds' indemnity agreement contained in this paragraph 2.8(a).

         2.8(b) Northern Funds shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if Northern Funds elects to assume the defense, such defense shall be conducted by counsel chosen by Northern Funds and approved by the Distributor, which approval shall not be unreasonably withheld. In the event Northern Funds elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by

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them. If Northern Funds does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by Northern Funds, Northern Funds will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them. Northern Funds' indemnification agreement contained in this paragraph 2.8 and Northern Funds' representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of its present or former directors, officers, employees or representatives or to the benefit of any controlling persons and their successors. Northern Funds agrees promptly to notify Distributor of the commencement of any litigation or proceedings against Northern Funds or any of its officers or directors in connection with the issue and sale of any of the Shares.

        2.9 Distributor shall indemnify, defend and hold Northern Funds, and each of its present or former directors, officers, employees, representatives, and any person who controls or previously controlled Northern Funds within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any counsel fees incurred in connection therewith) which Northern Funds, and each of its present or former directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in Northern Funds' registration statement or any prospectus, as from time to time amended or supplemented, or annual or interim report to shareholders or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information furnished to Northern Funds or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. Distributor's agreement to indemnify Northern Funds and any of the foregoing indemnitees shall not be deemed to cover any liability to Distributor to which Northern Funds would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. The Distributor's Agreement to indemnify Northern Funds, its present or former directors, officers, employees, representatives, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor's being notified of any action brought against Northern Funds, its present or former directors, officers, employees, representatives, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon Northern Funds or such person, but the failure so to notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 2.9(a). In case any action shall be brought against Northern Funds, and each of its present or

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former directors, officers, employees, representatives, or controlling persons, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to Northern Funds, and Northern Funds and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of paragraph 2.8(b).

         2.10 No Shares shall be offered by either Distributor or Northern Funds under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by Northern Funds if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as current prospectuses as required by Section 10 of the 1933 Act, as amended, are not on file with the Commission; provided, however, that nothing contained in this paragraph 2.10 shall in any way restrict or have an application to or bearing upon Northern Funds' obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus or Declaration of Trust.

         2.11  Northern Funds agrees to advise Distributor promptly in writing:

         (a) of any request by the Commission for amendments to the registration statement or prospectuses then in effect;

         (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

         (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses then in effect or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

         (d) of all actions of the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.

3.      Term.

         3.1(a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until March 31, 2000. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) Northern Funds' Board of Trustees or (ii) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by a majority of Northern Funds' Trustees who are not "interested persons" (as defined in the 1940

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

Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

         3.1(b) This Agreement may be terminated without penalty with respect to a particular Fund (1) through a failure to renew this Agreement at the end of a term, (2) upon mutual consent of the parties, or (3) on not less than sixty (60) days' written notice, by Northern Funds' Trustees, by vote of a majority (as defined with respect to voting securities in the 1940 Act) of the outstanding voting securities of the Fund, or by Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and Northern Funds. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

4.      Miscellaneous.

         4.1 The services of the Distributor rendered to the Funds are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. Northern Funds recognizes that from time to time directors, officers, and employees of the Distributor may serve as directors, trustees, officers and employees of other corporations or trusts (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting or other agreements with such other corporations or trusts.

         4.2 Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of Northern Funds all records and other information relative to the Funds and prior, present or potential shareholders of the Funds (and clients of said shareholders), and not to use such records and information for any purpose other than performance of Distributor's responsibilities and duties hereunder, except after prior notification to and approval in writing by Northern Funds, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Northern Funds.

        4.3 This Agreement shall be governed by Wisconsin law (except as to paragraph 4.5 hereof which shall be construed in accordance with the laws of the State of Massachusetts). To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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


         4.4 Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when hand delivered or sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Distributor shall be sent to Northern Funds Distributors, LLC, 207 East Buffalo Street, Suite 400, Milwaukee, Wisconsin, 53202, Attention: Miriam M. Allison, and notice to Northern Funds shall be sent to Silas Cathcart, President, c/o Lloyd Wennlund, 50 South LaSalle Street, Chicago, Illinois, 60675, with a copy to Jeffrey Dalke, Secretary, c/o Drinker Biddle & Reath LLP, 1345 Chestnut Street, Suite 1100, Philadelphia, Pennsylvania, 19107.

         4.5 This Agreement is executed by or on behalf of Northern Funds with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of Northern Funds individually but are binding only upon the Funds to which such obligations pertain and the assets and property of such Funds. Northern Funds' Declaration of Trust is on file with the Secretary of State of Massachusetts.

         4.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                           NORTHERN FUNDS
                           ("Northern Funds")

                           By: /s/ Silas S. Cathcart
                                -------------------------------
                                Silas S. Cathcart
                                President

                           NORTHERN FUNDS DISTRIBUTORS, LLC
                           ("Distributor")

                            By: /s/ Miriam M. Allison
                                -------------------------------
                                Miriam M. Allison
                                President

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


                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                                 NORTHERN FUNDS
                                       AND
                        NORTHERN FUNDS DISTRIBUTORS, LLC

Money Market Fund                            International Fixed Income Fund
U.S. Government Money Market Fund            High Yield Municipal Fund
U.S. Government Select Money Market Fund     High Yield Fixed Income Fund
Municipal Money Market Fund                  Income Equity Fund
California Municipal Money Market Fund       Stock Index Fund
U.S. Government Fund                         Growth Equity Fund
Short-Intermediate U.S. Government Fund      Select Equity Fund
Intermediate Tax-Exempt Fund                 Mid Cap Growth Fund
California Intermediate Tax-Exempt Fund      Small Cap Index Fund
Florida Intermediate Tax-Exempt Fund         Small Cap Fund
Fixed Income Fund                            International Growth Equity Fund
Tax-Exempt Fund                              International Select Equity Fund
Arizona Tax-Exempt Fund                      Technology Fund
California Tax-Exempt Fund

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